Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CINERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	31-1385023 (I.R.S. Employer Identification No.)

139 East Fourth Street, Cincinnati, Ohio 45202
(513) 421-9500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

CINERGY CORP. 1996 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

David S. Maltz, Esq.
Senior Counsel
Cinergy Corp.
139 East Fourth Street
Cincinnati, Ohio 45202
(513) 421-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Offering Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Stock, Par Value $0.01 Per Share	7,500,000	$31.12	$233,400,000	$21,473

(1)
There are also being registered hereunder an equal number of Purchase Rights, which are currently attached to and transferable only with the shares of Common Stock registered hereunder.

(2)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares of Common Stock that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for a share of Common Stock reported on the New York Stock Exchange on December 5, 2002.

This registration statement is filed for the purpose of registering additional shares of Common Stock under the Cinergy Corp. 1996 Long-Term Incentive Plan. The contents of the Form S-8, File No. 333-17531 are hereby incorporated by reference.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 6, 2002.

CINERGY CORP.

By	/s/ James E. Rogers* Name: James E. Rogers Title: Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

James E. Rogers* James E. Rogers	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2002
/s/ R. FOSTER DUNCAN R. Foster Duncan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 6, 2002
/s/ BERNARD F. ROBERTS Bernard F. Roberts	Vice President and Comptroller (Principal Accounting Officer)	December 6, 2002
Michael G. Browning* Michael G. Browning	Director	December 6, 2002
Phillip R. Cox* Phillip R. Cox	Director	December 6, 2002
George C. Juilfs* George C. Juilfs	Director	December 6, 2002
Thomas E. Petry* Thomas E. Petry	Director	December 6, 2002
Mary L. Schapiro * Mary L. Schapiro	Director	December 6, 2002
John J. Schiff, Jr.* John J. Schiff, Jr.	Director	December 6, 2002
Philip R. Sharp* Philip R. Sharp	Director	December 6, 2002
Dudley S. Taft* Dudley S. Taft	Director	December 6, 2002

        * The undersigned, by signing his name hereto, does hereby execute this registration statement on behalf of the registrant and the officers and directors of the registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such officers and directors and incorporated by reference as an exhibit to this registration statement.

/s/ R. FOSTER DUNCAN R. Foster Duncan Attorney-In-Fact December 6, 2002

INDEX TO EXHIBITS

(4)
INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES:

  4.1.    Certificate of Incorporation of Cinergy Corp. (filed as Exhibit 3-b to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by reference)

  4.2.    By-laws of Cinergy Corp. (filed as Exhibit 3-a to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by reference)

  4.3.    Rights Agreement dated October 16, 2000 between Cinergy Corp. and The Fifth Third Bank, as Rights Agent (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 16, 2000 and incorporated herein by reference)

  4.4    First Amendment to Rights Agreement dated August 28, 2002 effective September 16, 2002, between Cinergy Corp. and The Fifth Third Bank, as Rights Agent (filed as Exhibit 4.2 to the Company's Amended Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 16, 2002 and incorporated herein by reference).

  4.5.    Cinergy Corp. 1996 Long-Term Incentive Plan, as amended and restated (filed as Exhibit 10-qq to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference)

(5)
OPINION RE LEGALITY:

  5.1.    Opinion of Thompson Hine LLP

(23)
CONSENTS OF EXPERTS AND COUNSEL:

  23.1    Consent of Arthur Andersen LLP

  23.2    Consent of Thompson Hine LLP (contained in their opinion filed as Exhibit 5.1)

(24)
POWERS OF ATTORNEY:

  24.1.    Powers of Attorney granted by each officer and director whose name was signed to this registration statement by power of attorney

  24.2.    Certified copy of a resolution of the Board of Directors of Cinergy Corp.